TABLE OF CONTENTS



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PART I.	FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS
Consolidated Statements of Operations - For the
   Three Months Ended March 31, 1995 (Unaudited)
   and the Three Months Ended March 31, 1994.............3

Consolidated Statements of Retained Earnings -
   For the Three Months Ended March 31, 1995
   (Unaudited) and the Three Months Ended
   March 31, 1994........................................4

Consolidated Balance Sheets - March 31, 1995
   (Unaudited) and December 31, 1994.....................5

Consolidated Statements of Cash Flows - For the
   Three Months Ended March 31, 1995 (Unaudited)
   and the Three Months Ended March 31, 1994.............6

Notes to Unaudited Consolidated Financial Statements.....7

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS...........20

PART II.	OTHER INFORMATION.......................................27

SIGNATURES.........................................................28